EXHIBIT 2.1

        ** Confidential portions have been omitted pursuant to a request for confidential treatment and have been filed separately
        with the Securities and Exchange Commission (the "Commission").**






                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                     IRON MOUNTAIN RECORDS MANAGEMENT, INC.

                             IRON MOUNTAIN/NUS, INC.

                                       AND

                       NATIONAL UNDERGROUND STORAGE, INC.

                                  JUNE 5, 1998


                                TABLE OF CONTENTS

         1.       DEFINITIONS.....................................................................................1

         2.       BASIC TRANSACTION...............................................................................7
                           (a)      The Merger....................................................................7
                           (b)      The Closing...................................................................7
                           (c)      Actions at the Closing........................................................7
                           (d)      Effect of Merger..............................................................7
                           (e)      Procedure for Payment.........................................................8
                           (f)      Lost or Stolen Certificates..................................................10
                           (g)      Closing of Transfer Records..................................................10
                           (h)      Dissenting Shares............................................................10

         3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY
                                                                                                                 11
                           (a)      Organization, Qualification and Corporate Power..............................11
                           (b)      Capitalization...............................................................11
                           (c)      Noncontravention.............................................................12
                           (d)      Brokers' Fees................................................................12
                           (e)      Title to Tangible Personal Property..........................................12
                           (f)      Subsidiaries.................................................................13
                           (g)      Financial Statements.........................................................13
                           (h)      Events Subsequent to Most Recent Fiscal Year End.............................13
                           (j)      Legal Compliance.............................................................15
                           (k)      Tax Matters..................................................................15
                           (l)      Real Property................................................................16
                           (m)      Intellectual Property........................................................18
                           (n)      Tangible Assets..............................................................20
                           (o)      Inventory....................................................................20
                           (p)      Contracts....................................................................20
                           (q)      Notes and Accounts Receivable................................................21
                           (r)      Powers of Attorney...........................................................22
                           (s)      Insurance....................................................................22
                           (t)      Litigation...................................................................22
                           (v)      Employee Benefits............................................................23
                           (w)      Guaranties...................................................................25
                           (x)      Environment, Health, and Safety Matters......................................25
                           (y)      Certain Business Relationships With the Company..............................26
                           (z)      Operational Matters..........................................................26
                           (aa)     Records......................................................................27
                           (bb)     Disclosure...................................................................27

         4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
                   TRANSACTION SUBSIDIARY........................................................................27

                                      (ii)

                           (a)      Organization.................................................................27
                           (b)      Authorization of Transaction.................................................27
                           (c)      Noncontravention.............................................................27
                           (d)      Brokers' Fees................................................................28

         5.       COVENANTS......................................................................................28
                           (a)      General......................................................................28
                           (b)      Notices and Consents.........................................................28
                           (c)      Regulatory Matters and Approvals.............................................28
                           (d)      Operation of Business........................................................29
                           (e)      Full Access..................................................................30
                           (f)      Notice of Developments.......................................................30
                           (g)      Exclusivity..................................................................30
                           (h)      Termination of 401(k) Plan and Defined Benefit Plan..........................31
                           (i)      Audit........................................................................31
                           (j)      Financial Information........................................................32
                           (k)      Shareholder Approvals........................................................32
                           (l)      Phase I Environmental Assessment.............................................32

         6.       POST CLOSING COVENANTS.........................................................................32
                           (a)      Indemnification of Officers and Directors....................................32
                           (b)      Continuing Obligations.......................................................33
                           (c)      Costs of Termination of Benefit Plans........................................33

         7.       CONDITIONS TO OBLIGATION TO CLOSE..............................................................33
                           (a)      Conditions to Obligation of the Buyer and the
                                     Transaction Subsidiary......................................................33
                           (b)      Conditions to Obligation of the Company......................................36

         8.       DELIVERIES AND ACTIONS AT CLOSING..............................................................37
                           (a)      Deliveries and Actions by the Company........................................38
                           (b)      Deliveries and Actions by the Buyer and the Transaction
                                     Subsidiary..................................................................39
                           (c)      Other Actions................................................................40

         9.       TERMINATION....................................................................................40
                           (a)      Termination of Agreement.....................................................40
                           (b)      Effect of Termination........................................................40
                           (c)      Effect of Failure to Terminate...............................................41

         10.      REMEDIES FOR BREACHES OF REPRESENTATIONS AND WARRANTIES
                                                                                                                 41
                           (a)      Survival of Representations and Warranties...................................41
                           (b)      Indemnification by Company Shareholders......................................41
                           (c)      Indemnification by Buyer.....................................................41

                                      (iii)




                           (d)      Matters Involving Third Parties..............................................42
                           (e)      Determination of Adverse Consequences........................................43
                           (g)      Information Concerning Claims................................................44

         11.      MISCELLANEOUS..................................................................................44
                           (a)      Survival.....................................................................44
                           (b)      Press Releases and Public Announcements......................................44
                           (c)      No Third-Party Beneficiaries.................................................45
                           (d)      Entire Agreement.............................................................45
                           (e)      Succession and Assignment....................................................45
                           (f)      Counterparts.................................................................45
                           (g)      Headings.....................................................................45
                           (h)      Notices......................................................................45
                           (i)      Governing Law................................................................46
                           (j)      Amendments and Waivers.......................................................46
                           (k)      Severability.................................................................47
                           (l)      Expenses.....................................................................47
                           (m)      Construction.................................................................47
                           (n)      Incorporation of Exhibits and Schedules......................................47

The following exhibits and schedule have been omitted and will be supplementally filed with the Commission upon request:

Exhibit A      -   Plan of Merger
Exhibit B      -   Paying Agent Agreement
Exhibit C      -   [Intentionally Omitted]
Exhibit D      -   Post-Closing Escrow Agreement
Exhibit E      -   Benefit Plan Escrow Agreement
Exhibit F      -   Company Financial Statements
Exhibit G      -   Form of Opinion of Counsel to the Company
Exhibit H      -   Form of Employment Agreement, David Sansom
Exhibit I      -   Form of Noncompetition and Confidentiality Agreement
Exhibit J      -   Form of Opinion of Counsel to the Buyer and the Transaction
                   Subsidiary Disclosure Schedule



                                      (iv)

                          AGREEMENT AND PLAN OF MERGER

                  Agreement entered into on June 5, 1998, by and among Iron Mountain Records Management, Inc., a Delaware corporation (the "Buyer"), Iron Mountain/NUS, Inc., a Pennsylvania corporation and a wholly-owned Subsidiary of the Buyer (the "Transaction Subsidiary"), and National Underground Storage, Inc., a Pennsylvania corporation (the "Company"). The Buyer, the Transaction Subsidiary, and the Company are each referred to individually as a "Party" and collectively herein as the "Parties."

                  This Agreement contemplates a transaction in which the Buyer will acquire all of the outstanding capital stock of the Company for cash through a reverse subsidiary merger of the Transaction Subsidiary with and into the Company.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1.       DEFINITIONS.

                  "Benefit Plan Escrow Agent" means Bank of New York or such other entity as the Buyer and the Company may select prior to the Closing Date.

                  "Benefit Plan Escrow Agreement" has the meaning set forth in ss.2(e)(i)(D) below.

                  "Benefit Plan Escrow Deposit" means the sum of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** deposited with the Benefit Plan Escrow Agent pursuant to the Benefit Plan Escrow Agreement.

                  "Benefit Plan Escrow Fund" means the Benefit Plan Escrow Deposit plus any interest or dividends accrued thereon from and after the Effective Time.

                  "Buyer" has the meaning set forth in the preface above.

                  "Claims" has the meaning set forth in ss.10(b) below.

                  "Closing" has the meaning set forth in ss.2(b) below.

                  "Closing Date" has the meaning set forth in ss.2(b) below.

                  "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Codess.4980B.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning set forth in the preface above.

                  "Company Share" means any share of the common stock, $25 par value per share, of the Company.

                  "Company Shareholder" has the meaning set forth in ss.3(b) below.

                  "Confidential Information" means any information concerning the business and affairs of the Company that is not already generally available to the public.

                  "Confidentiality Agreement" has the meaning set forth in ss.5(e) below.

                  "Defined Benefit Plan" means the National Underground Storage, Inc. Employee Defined Benefit Pension Plan.

                  "Disclosure Schedule" has the meaning set forth in ss.3 below.

                  "Dissenting Share" means any Company Share which any Company Shareholder, who or which has filed with the Company his or its written notice of intention to demand payment of fair value in accordance with the provisions of the Pennsylvania Business Corporation Law, holds of record.

                  "Effective Time" has the meaning set forth in ss.2(d)(i) below.

                  "Employee Benefit Plan" has the meaning set forth in ERISA ss.3(3).

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

                  "Environmental Health and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial administrative orders and determinations and all common law concerning public health and safety, worker health and safety, pollution, pollution control or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Regulated Substances as now in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means each entity which is treated as a single employer with the Company for purposes of ss.414 of the Code or ss.4001(b)(1) of ERISA.

                  "Existing Violations" has the meaning set forth in ss. 3(n) below.

                  "401(k) Plan" means the National Underground Storage, Inc. Employees' 401(k) Profit Sharing Plan.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Intellectual Property" means (a) inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names, and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) trade secrets and confidential business information (including ideas, know-how, work processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (d) computer software (including data and related documentation), (e) other proprietary rights, and (f) copies and tangible embodiments thereof (in whatever form or medium).

                  "Knowledge"    means   actual   knowledge   after   reasonable
investigation.

                  "Letter  of   Transmittal"   has  the  meaning  set  forth  in
ss.2(e)(i)(B) below.

                  "Merger" has the meaning set forth in ss.2(a) below.

                  "Merger Consideration" means Thirty Million Dollars ($30,000,000.00) plus any amount, after taxes, distributable to the Surviving Corporation as sponsoring employer of the Defined Benefit Plan as a result of the termination of such Plan, minus the aggregate amount of:

         (i) Seven Million Three Hundred Eighty One Thousand Two Hundred and 00/100 Dollars ($7,381,200.00),

         (ii) any liabilities of the Company as of the Effective Time and any amounts paid by the Company from March 1, 1998 up to and ending on the Effective Time related to termination of the Defined Benefit Plan and the 401(k) Plan, and

         (iii) any obligations or expenses incurred by the Company after March 1, 1998 with respect to services provided by any third party in connection with the transactions contemplated by this Agreement, whether paid prior to the Closing or outstanding on the Closing Date, including outside attorneys' fees, accountants' fees and brokers' commissions, fees and expenses and the retainer fee of Thirty-Five Thousand and 00/100 Dollars ($35,000.00) paid to Parker/Hunter Investment Bankers on or about September 17, 1997;

provided that (i) the Merger Consideration shall be reduced by the amount of any costs incurred by the Buyer or the Surviving Corporation with respect to services provided by any third party (including fees and charges of outside professional advisors, such as attorneys, accountants and actuaries) after the Effective Time in connection with the termination of the Defined Benefit Plan and the 401(k) Plan as provided in ss.ss. 5(h) and 6(c), and (ii) the Merger Consideration is subject to adjustment pursuant to the indemnification provisions in ss.10(b).

                  "Most Recent Balance Sheet" means the balance sheet contained in the Most Recent Financial Statements.

                  "Most Recent Financial Statements" has the meaning set forth in ss.3(g) below.

                  "Most Recent Fiscal Quarter End" has the meaning set forth in ss.3(g) below.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice. With respect to capital expenditures, "Ordinary Course of Business" means capital expenditures within the Company's 1998 capital budget included in the Disclosure Schedule.

                  "Parties" has the meaning set forth in the preface above.

                  "Party" has the meaning set forth in the preface above.

                  "Paying Agent" means Bank Boston, N.A., or such other entity as the Buyer and the Company may select prior to the Closing Date.

                  "Paying  Agent   Agreement"  has  the  meaning  set  forth  in
ss.2(e)(i)(A) below.

                  "Payment Fund" has the meaning set forth in ss.2(e)(i)(A) below.

                  "Pennsylvania Articles of Merger" has the meaning set forth in ss.2(c) below.

                  "Pennsylvania Business Corporation Law" means the Pennsylvania Business Corporation Law of 1988, as amended.

                  "Per Share Merger Consideration" has the meaning set forth in ss.2(d)(v) below.

                  "Permitted Exceptions to Title" has the meaning set forth in ss.3(l) below.

                  "Permitted Investments" means (i) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof, (ii) certificates of deposit issued by commercial banks having a combined capital, surplus and undivided profits of not less than Five Hundred Million Dollars ($500,000,000.00), and (iii) money market mutual funds authorized solely to invest in any of the above.

                  "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                  "Plan of Merger" has the meaning set forth in ss.2(a) below.

                  "Post Closing Escrow Agent" means Bank of New York or such other entity as the Buyer and the Company may select prior to the Closing Date.

                  "Post Closing Escrow Agreement" has the meaning set forth in ss.2(e)(i)(C) below.

                  "Post Closing Escrow Deposit" means the sum of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** deposited with the Post Closing Escrow Agent.

                  "Post Closing Escrow Fund" means the Post Closing Escrow Deposit, plus any interest or dividends accrued thereon from and after the Effective Time.

                  "Principal Shareholders" means Arthur O. Black, John E. Kosar and his wife, Phyllis Kosar, J. Stephen Leone, John W. Robb, David L. Sansom and his wife, Anneliese Sansom, William D. Sutton and his wife, Mary E.N. Sutton, and Lawrence T. Zehfuss.

                  "Pro Forma Company Shares Outstanding" means the number of Company Shares issued and outstanding, excluding Treasury Shares, at or immediately prior to the Effective Time plus the number of Company Shares, if any, which may be issued pursuant to any option, right or warrant to acquire Company Shares which is outstanding as of the Effective Time.

                  "Real Property" has the meaning set forth in ss.3(k)(i).

                  "Regulated Substances" means, without limitation, any substance, material or waste, regardless of its form or nature, which under Environmental, Health, and Safety Requirements is defined as a "hazardous substance," "hazardous waste," "toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "solid waste," "industrial waste," "residual waste," "municipal waste," "special handling waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," "regulated substance," "pollutant," or "contaminant"or any other substance, material or waste, regardless of its form or nature, which otherwise is regulated by Environmental, Health, and Safety Requirements, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. ss.ss.300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. ss.7401 et seq., the Oil Pollution Act, 33 U.S.C. ss.2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.136 to 136y, the

Occupational Safety and Health Act, 29 U.S.C. ss.651 et seq., each as amended, or any other equivalent Environmental, Health, and Safety Requirements.

                  "Representatives" has the meaning set forth in ss.10(d)(v).

                  "Requisite Shareholder Approval" means the affirmative vote of a majority of the votes cast by all Company Shares in favor of this Agreement and the Plan of Merger at a duly convened meeting of the Company Shareholders.

                  "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens for goods or services payment for which is not yet due, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "Shareholders Agreement" means that Shareholder Agreement dated the date hereof between the Buyer, on the one hand, and the Principal Shareholders, on the other.

                  "Shareholders'   Meeting"   has  the   meaning  set  forth  in
ss.5(c)(i) below.

                  "Storage Customers" means customers of the Company for which the Company performs records management and storage services in areas controlled by the Company.

                  "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "Survival Period" has the meaning set forth in ss.10(a) below.

                  "Surviving Corporation" has the meaning set forth in ss.2(a) below.

                  "Tax" means any  federal,  state,  local,  or foreign  income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Transaction Subsidiary" has the meaning set forth in the preface above.

                  "Treasury Shares" means any Company Shares held in the treasury of the Company.

         2.       BASIC TRANSACTION.

                  (a) The Merger. On and subject to the terms and conditions of this Agreement, the Transaction Subsidiary will merge with and into the Company (the "Merger") at the Effective Time. The Company shall be the corporation surviving the Merger (the "Surviving Corporation"). In order to effectuate the Merger, the Company shall, and the Buyer shall cause the Transaction Subsidiary to, execute and deliver a Plan of Merger substantially in the form of Exhibit A attached hereto (the "Plan of Merger").

                  (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the third business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing as provided in ss.2(c) below), which the parties currently anticipate will be July 1, 1998 or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than July 15, 1998.

                  (c) Actions at the Closing. At the Closing, (i) the Company will deliver to the Buyer and the Transaction Subsidiary the various certificates, instruments and documents referred to in ss. 8(a) below, (ii) the Buyer and the Transaction Subsidiary will deliver to the Company the various certificates, instruments, and documents referred to in ss. 8(b) below, (iii) the Company and the Transaction Subsidiary will file with the Secretary of State of the Commonwealth of Pennsylvania the Articles of Merger substantially in the form attached as an exhibit to the Plan of Merger (the "Pennsylvania Articles of Merger") and (iv) the Buyer will provide confirmation that the Surviving Corporation has delivered (A) the Payment Fund to the Paying Agent, (B) the Benefit Plan Escrow Deposit to the Benefit Plan Escrow Agent and (C) the Post Closing Escrow Deposit to the Post Closing Escrow Agent in the manner provided below in this ss.2.

                  (d)      Effect of Merger.

                  (i) General. The Merger shall become effective at the time (the "Effective Time") the Company and the Transaction Subsidiary file the Pennsylvania Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania, as provided in the Plan of Merger. The Merger shall have the effect set forth in the Pennsylvania Business Corporation Law. At the Effective Time, or at such other time as is provided in the Plan of Merger or the Pennsylvania Articles of Merger, the separate existence of the Transaction Subsidiary shall cease and the Company shall be the Surviving Corporation. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Transaction Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (ii) Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Articles of Incorporation of the Transaction Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

                  (iii) Bylaws. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of the Transaction Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

                  (iv) Directors and Officers. The directors and officers of the Transaction Subsidiary shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

                  (v) Conversion of Company Shares. At and as of the Effective Time, (A) each Company Share (other than any Treasury Shares and any Dissenting Shares) shall be converted into the right to receive, subject to the indemnification provisions in ss. 10 hereof (as reflected in the Post-Closing Escrow Agreement) and the Defined Benefit Plan and 401(k) Plan termination expense reimbursement provisions of ss.ss. 5(h) and 6(c) (as reflected in the Benefit Plan Escrow Agreement) an amount (the "Per Share Merger Consideration") in cash without interest (except such interest as may be disbursed pursuant to the Post Closing Escrow Agreement and the Benefit Plan Escrow Agreement) equal to the Merger Consideration divided by the Pro Forma Company Shares Outstanding,
(B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Pennsylvania Business Corporation Law; and (C) all Treasury Shares shall be canceled and extinguished without any conversion thereof; provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Pro Forma Company Shares Outstanding. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth in this ss.2(d)(v) after the Effective Time.

                  (vi) Conversion of Capital Stock of the Transaction Subsidiary. At and as of the Effective Time, each share of Common Stock, $0.01 par value per share, of the Transaction Subsidiary shall be converted into one share of Common Stock, $0.01 par value per share, of the Surviving Corporation.

                  (e) Procedure for Payment.

                  (i) At and as of the Effective Time:

                      (A) the Buyer will pay or cause the Transaction Subsidiary to pay to the Paying Agent cash (the "Payment Fund") in an amount equal to the Merger Consideration minus the Post Closing Escrow Deposit and the Benefit Plan Escrow Deposit, and the Buyer, Surviving Corporation, Paying Agent, and the Representatives, as agents for and representatives of the Company Shareholders, shall execute and deliver to the Paying Agent, the Paying Agent Agreement in the form attached hereto as Exhibit B (the "Paying Agent Agreement"). The Payment Fund shall be held and disbursed in accordance with and subject to the terms of the Paying Agent Agreement;

                      (B) the Buyer will cause the Paying Agent to mail a letter of transmittal (with instructions for its use) in a form agreed upon by the Parties (the "Letter of Transmittal") to each record holder of outstanding
Company Shares for the holder to use in surrendering the certificates which represented his, her or its Company Shares in exchange for the payment of their respective portion of the Payment Fund in accordance with the Paying Agent
Agreement. In accordance with and subject to the terms of the Paying Agent Agreement, the Paying Agent will accept the surrender of all properly tendered certificates which represent the Company Shares, transmit payment to the holders of such certificates of their respective portion of the Payment Fund and deliver such certificates to the Surviving Corporation, all in accordance with the Paying Agent Agreement. No interest will accrue or be paid to the holder of any outstanding Company Shares with respect to the Payment Fund;

                      (C) the Buyer will pay or cause the Transaction Subsidiary to pay an amount in cash equal to the Post Closing Escrow Deposit to the Post Closing Escrow Agent, and the Buyer, the Surviving Corporation, the Post Closing Escrow Agent and the Representatives, as agents for and representatives of the Company Shareholders, shall execute and deliver to the Post Closing Escrow Agent, the Post Closing Escrow Agreement in the form attached hereto as Exhibit D (the "Post Closing Escrow Agreement"). The Post Closing Escrow Deposit shall be held and disbursed in accordance with and subject to the terms of the Post Closing Escrow Agreement; and

                      (D) the Buyer will pay or cause the Transaction Subsidiary to pay an amount in cash equal to the Benefit Plan Escrow Deposit to the Benefit Plan Escrow Agent, and the Buyer, the Benefit Plan Escrow Agent, the Surviving Corporation, and the Representatives, as agents for and representatives of the Company Shareholders, shall execute and deliver to the Benefit Plan Escrow Agent, the Benefit Plan Escrow Agreement in the form attached hereto as Exhibit E (the "Benefit Plan Escrow Agreement"). The Benefit Plan Escrow Fund shall be held and disbursed in accordance with and subject to the terms of the Benefit Plan Escrow Agreement.

                  (ii) The Buyer may cause the Paying Agent to invest the cash included in the Payment Fund in one or more of the Permitted Investments; provided, however, that the terms and conditions of the investments shall be such as to permit the Paying Agent to make prompt payment of the Merger Consideration as necessary. The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and the Buyer will cause the Surviving Corporation to replace promptly any portion of the Payment fund which the Paying Agent loses through investments.

                  (iii) The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any portion of the Payment Fund (including any earnings thereon) remaining 180 days after the Effective Time, and thereafter all former shareholders of the Company shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the cash payable upon surrender of their certificates.

                  (iv) The Buyer shall be responsible for and shall pay or cause the Surviving Corporation to pay all charges and expenses of the Paying Agent, the Post Closing Escrow Agent, and the Benefit Plan Escrow Agent without the right to set off any such amounts against the Payment Fund, the Post Closing Escrow Fund or the Benefit Plan Escrow Fund.

                  (v) The Post Closing Escrow Agent and the Benefit Plan Escrow Agent shall invest the cash included in the Post Closing Escrow Fund and the Benefit Plan Escrow Fund in accordance with the terms of the Post Closing Escrow Agreement and the Benefit Plan Escrow Agreement, respectively. Any net earnings with respect to such investments shall be paid to the Company Shareholders or the Surviving Corporation in accordance with the provisions of the applicable escrow agreement.

                  (f) Lost or Stolen Certificates. In the event any certificate representing Company Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and the execution of an indemnity in respect thereof, which may include the requirement of a bond (all as provided in the Letter of Transmittal and the Paying Agent Agreement), the Paying Agent shall be authorized, in exchange for such affidavit and indemnity, to deliver the Per Share Merger Consideration in respect of such lost, stolen, or destroyed certificate representing Company Shares in accordance with the terms of the Paying Agent Agreement.

                  (g) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Company Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

                  (h) Dissenting Shares.

                  (i) Notwithstanding any other provision of this Agreement to the contrary, holders of shares of Company Shares outstanding immediately prior to the Effective Time that are held by Company Shareholders who are entitled to and shall have properly complied with all requirements of and asserted dissenters rights under the provisions of Subchapter D of Chapter 15 (relating to dissenters rights) of the Pennsylvania Business Corporation Law, who shall have performed every act required up to and after the time involved for the assertion of those rights and who shall not have withdrawn such assertion or otherwise have forfeited appraisal rights (collectively, the "Dissenting
Shares"), shall be entitled to their rights under the Pennsylvania Business Corporation Law with respect to such shares. The Surviving Corporation shall pay the fair value for any Dissenting Shares and, if applicable, interest as required by and as determined in accordance with the Pennsylvania Business Corporation Law, and no such payment shall form the basis of a claim against the Company Shareholders under this Agreement.

                  (ii) The Company shall give the Buyer prompt written notice of its receipt of any notices of intention to demand payment of fair value for shares or other demands for payment or appraisals, any withdrawals of such notices or demands and any other instruments or certificates deposited with the Company or served by Company Shareholders in accordance with or pursuant to the Pennsylvania Business Corporation Law relating thereto. The Company and the Buyer shall jointly direct all negotiations and proceedings with respect to notices or demands for payment or appraisals under the Pennsylvania Business Corporation Law. The Company shall not, except with the prior written consent of the Buyer, settle or offer to settle, or make any payment with respect to, any demands for payment of fair value for shares or other demands for payment or appraisal except as required by the provisions of the Pennsylvania Business Corporation Law. The Company shall timely comply with all requirements and provisions of the Pennsylvania Business Corporation Law relating to any Dissenting Shares and shall give the Buyer prompt written notice prior to taking any action in connection therewith or making any payment required thereunder.

         3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.

                  The  Company  represents  and  warrants  to the Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as otherwise set forth in the disclosure schedule delivered by the Company to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3. The Company shall be entitled to supplement and amend the information in the Disclosure Schedule at any time and from time to time prior to the Effective Time and such supplements or amendments shall not form the basis of any claim against the Company or the Company Shareholders including without limitation any claim under ss.10 below; provided, that no such supplement or amendment which constitutes a material change from information originally included in the Disclosure Schedule shall constitute a waiver by the Buyer and the Transaction Subsidiary of their right not to close the transactions contemplated hereby if the original representations and warranties are not true and correct on the Closing Date.

                  (a) Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. ss.3(a) of the Disclosure Schedule lists the directors and officers of the Company.

                  (b) Capitalization. The entire authorized capital stock of the Company consists of 40,000 Company Shares, of which 10,175 Company Shares are issued and outstanding of which 2,980 Company Shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Persons (each a "Company Shareholder") as set forth in the Company's shareholder records. The Company's Shareholder records accurately reflect the number of Company Shares held by each Company Shareholder. The Company will provide a list of Company Shareholders and will permit the Buyer to inspect the Company's records as to Company Shareholders at any time after the date of this Agreement. Except as set forth in ss.3(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Except for that certain Voting Trust Agreement dated December 14, 1988, a copy of which has been delivered to the Buyer, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, financial condition, operations or results of operations of the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Hart-Scott-Rodino Act and the Pennsylvania Business Corporation Law, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  (d) Brokers' Fees. Except as set forth on ss.3(d) of the Disclosure Schedule, the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (e) Title to Tangible Personal Property. The Company has good title to, or a valid, leasehold interest in, the tangible personal property used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all

Security Interests, except as set forth on ss.3(e) of the Disclosure Schedule and except for property disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

                  (f) Subsidiaries. The Company has no Subsidiaries and has not had any Subsidiaries during the preceding five years.

                  (g) Financial Statements. Attached hereto as Exhibit F are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in shareholders' equity, and cash flow as of and for the fiscal years ended December 31, 1996 and December 31, 1997 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited consolidated balance sheets and statements of income, changes in shareholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the quarter ended March 31, 1998 (the "Most Recent Fiscal Quarter End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

                  (h) Events Subsequent to Most Recent Fiscal Year End. Except as set forth in ss. 3(h) of the Disclosure Schedule, since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial conditions, operations, or results of operations of the Company taken as a whole. Without limiting the generality of the foregoing, since that date:

                      (i) the Company has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                      (ii) the Company has not entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                      (iii) to the Knowledge of the Company, no party (including the Company) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which the Company is a party or by which it is bound;

                      (iv) the Company has not imposed or suffered the existence or imposition of any Security Interest upon any of its assets, tangible or intangible;

                      (v)  the  Company  has  not  made  any  material   capital
expenditures outside the Ordinary Course of Business;

                      (vi) the Company has not made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                      (vii) the Company has not created, incurred, assumed, or guaranteed indebtedness for borrowed money or capitalized lease obligations, and since the Most Recent Fiscal Year End the Company has amortized all indebtedness then existing in accordance with amortization requirements as they then existed;

                      (viii)  the   Company  has  not  granted  any  license  or
sublicense of any material rights under or with respect to any Intellectual Property;

                      (ix) there has been no change made or authorized in the charter or bylaws of the Company;

                      (x) except pursuant to the Company's Key Employee Restricted Stock Option Plan, the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                      (xi) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock other than a dividend paid to the Company Shareholders in March, 1998 in the amount of approximately Forty Thousand and 00/100 Dollars ($40,000.00);

                      (xii) the Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                      (xiii) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                      (xiv) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement, except as provided for in this Agreement;

                      (xv) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                      (xvi) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan), except as provided for in this Agreement;

                      (xvii) the Company has not made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                      (xviii) the Company has not committed to any of the foregoing, except as provided for in this Agreement.

                  (i) Undisclosed Liabilities. To the knowledge of the Company, it has no material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for
(i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Court of Business, and (iii) the items set forth on the Disclosure Schedule.

                  (j) Legal Compliance. The Company has substantially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or, to the knowledge of the Company, commenced against it alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, or results of operations of the Company.

                  (k) Tax Matters. With respect to Taxes:

                      (i) the Company has filed, within the time and in the manner prescribed by law, all Tax Returns or requests for extensions, required to be filed under federal, state or local laws by the Company;

                      (ii) the Company has, within the time and in the manner prescribed by law, paid (and until the Effective Time will, within the time and in the manner prescribed by law, pay) all Taxes that are shown as due and payable on all Tax Returns filed by the Company;

                      (iii) the Company has established (and until the Effective Time will establish) on its books and records reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all Taxes accrued or accruable under GAAP for all periods prior to and including the Closing Date;

                      (iv) there are no liens for Taxes upon the assets of the Company except liens for Taxes not yet due;

                      (v) the Company has not filed (and will not file prior to the Effective Time) any consent agreement under ss.341(f) of the Code and none of the assets of the Company are subject to an election under ss.341(f) of the Code;

                      (vi) except as set forth in ss. 3(k) of the Disclosure Schedule (which shall set forth the type of return, date filed, and date of expiration of the statute of limitations), no deficiency for any Taxes has been proposed, asserted or assessed against the Company which has not been resolved and paid in full;

                      (vii) except as set forth in ss. 3(k) of the Disclosure Schedule, there are no outstanding written waivers or comparable written consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by the Company;

                      (viii) except as set forth in ss. 3(k) of the Disclosure Schedule, which shall set forth that nature of the proceeding, the type of return, the deficiencies proposed or assessed and the amount thereof, and the taxable year in question, no federal, state or local audits or other administrative proceedings or court proceedings are presently pending, or to the Knowledge of the Company, threatened, with regard to any Taxes or Tax Returns;

                      (ix) the Company is not a party to any tax-sharing or allocation agreement, nor does it owe any amount under any tax-sharing or allocation agreement;

                      (x) the Company does not have actual or potential liability for any tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than itself;

                      (xi) no amounts payable by the Company will fail to be deductible for federal income tax purposes by virtue of ss.280G of the Code;

                      (xii) except as set forth in ss. 3(k) of the Disclosure Schedule, the Company has complied (and until the Effective Time will comply) with all applicable laws, rules and regulations relating to the payment of withholding Taxes (including, without limitation, withholding of Taxes pursuant to Section 1441 or 1442 of the Code) and has, within the time and in the manner prescribed by law, withheld from employees' wages and paid over to the proper governmental authorities all material amounts required to be so withheld and paid over under all applicable laws;

                      (xiii) the Company is not and has not in the last five (5) years been a member of an Affiliated Group within the meaning of Code ss.1504(a).

                      (xiv) Copies of all federal, state and local income Tax Returns, examination reports and statements of income tax deficiencies assessed against or agreed to by the Company and for any and all taxable periods with respect to which the statute of limitations for the collection of any Tax has not expired have been made available by the Company for inspection by the Buyer.

                  (l)      Real Property.

                      (i) ss.3(l)(i) of the Disclosure Schedule lists and describes briefly all Real Property that the Company owns (the "Real Property"), as well as any real property previously owned by the Company in the last ten (10) years. With respect to the Real Property presently owned by the Company:

                        (A) the  Company  has good and  marketable  title to the
Real Property, free and clear of any Security Interest except as set forth on ss.3(l)(i)(A) of the Disclosure Schedule, easement, covenant, or other restriction, except for installments of special assessments not yet due and payable, recorded easements, covenants, leases and reservations of mineral rights and utility and other restrictions of record, and building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character, none of which affects materially and adversely the current use, occupancy, value, or the marketability of title, of the property subject thereto (all of the foregoing, except for Security Interests, the "Permitted Exceptions to Title");

                        (B) there are no pending or, to the Knowledge of the Company, threatened condemnation proceedings, lawsuits, or administrative actions relating to the Real Property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                        (C) the buildings and improvements (including underground improvements) are located within the boundary lines of the described parcels of land and the Company is not aware of any encroachment on any easement which may burden the land;

                        (D) the buildings and improvements on the Real Property are not in material violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non conforming use" or "permitted non conforming structure" classifications);

                        (E) all facilities located on the Real Property are, insofar as the Company is aware, structurally sound, and all facilities located on the Real Property have received all approvals of governmental authorities (including material licenses and permits) required in connection with the ownership or operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects;

                        (F) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property other than leases entered in the Ordinary Course of Business pursuant to which the Company has leased space to tenants thereupon;

                        (G)  Section  3(l)(i)(G)  of  the  Disclosure   Schedule
identifies each non-standard lease pursuant to which the Company has leased space to tenants;

                        (H) there are no outstanding options or rights of first refusal to purchase the Real Property, or any portion thereof or interest therein;

                        (I) there are no parties (other than the Company) in possession of the Real Property, other than tenants under any leases entered in the Ordinary Course of Business who are in possession of space to which they are entitled; and

                        (J) insofar as the Company is aware, no third party has any adverse claims to any portion of the Real Property and there are no boundary disputes.

                      (ii) ss.3(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to the Buyer correct and complete copies (as amended to date) of the leases and subleases listed in ss.3(l)(ii) of the Disclosure Schedule. With respect to each material lease and sublease listed in ss.3(l)(ii) of the Disclosure Schedule:

                        (A) to the Knowledge of the Company the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                        (B) to the Knowledge of the Company no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                        (C) to the Knowledge of the Company no party to the lease or sublease has repudiated any material provision thereof;

                        (D) to the Knowledge of the Company there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                        (E) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                        (F) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules and regulations in all material respects.

                  (m)      Intellectual Property.

                      (i) The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted.

                      (ii) The Company has not interfered with,  infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the

Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Company in any material respect.

                      (iii) ss.3(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each material licensed, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). ss.3(m)(iii) of the Disclosure Schedule also identifies each material unregistered trade name or trademark used by the Company in connection with its business. With respect to each item of Intellectual Property required to be identified in ss.3(m)(iii) of the Disclosure Schedule:

                        (A) the Company possesses all right, title, and interest in and to the item, and the item is not subject to any Security Interest, license, or other restriction;

                        (B) the items are not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                        (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                        (D) to the knowledge of the Company, it has not entered into any agreement in the last five (5) years to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                      (iv) ss.3(m)(iii) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in ss.3(m)(iii) of the Disclosure Schedule, the Company has no Knowledge that:

                        (A) the license, sublicense, agreement, or permission covering the item is not legal, valid, binding, enforceable, and in full force and effect in all material respects;

                        (B) any party to the license, sublicense, agreement, or permission is in material breach or default, or that any event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                        (C) any party to the license, sublicense, agreement, or permission has repudiated any material provision thereof; or

                        (D) the Company has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                      (v) The Company has granted sublicenses to three customers to use an inventory-tracking software module licensed to the Company by O'Neil Software. Such sublicenses were authorized by O'Neil Software. The Company has not otherwise licensed or sublicensed O'Neil Software products or any other software products licensed to it.

                  (n) Tangible Assets. The buildings, machinery, equipment, and other tangible assets that the Company owns and leases are in good operating condition and repair (subject to normal wear and tear); none of said buildings or the Real Property on which they are located are the subject of any outstanding material violations under building or fire codes affecting the use or occupancy thereof, including, without limitation, any requirements relating to the installation, use and/or maintenance of fire sprinkler systems, except for violations listed in ss.3(n) of the Disclosure Schedule (the "Existing Violations").

                  (o) Inventory. The inventory of the Company consists of construction materials and supplies, cartons and other finished goods, which taken as a whole, are in all material respects, merchantable and fit for the purpose for which they were procured, and, again taken as a whole are not in any material respect obsolete, damaged, or defective, except as provided for by the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

                  (p) Contracts. ss.3(p) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

                      (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** per annum;

                      (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** per annum, except with respect to any such agreement related to the Company's capital expenditure program;

                      (iii) any agreement concerning a partnership or joint venture;

                      (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                      (v) any material agreement concerning confidentiality or noncompetition, except as set forth in ss.3(p) of the Disclosure Schedule;

                      (vi) any material agreement with any of the officers, directors or principal shareholders of the Company;

                      (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                      (viii) any collective bargaining agreement;

                      (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** or providing material severance benefits;

                      (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                      (xi) any agreement under which the consequences of a default or termination would have a material adverse effect on the business, financial condition, operations or results of operations of the Company;

                      (xii) other than in the Ordinary Course of Business, any lease or other agreement pursuant to which the Company has leased space to third parties; or

                      (xiii) other than in the Ordinary Course of Business, any other agreement (or group of related agreements) the performance of which involves consideration in excess of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**

                  The Company has delivered to the Buyer a correct and complete copy of each written agreement listed in ss.3(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in ss.3(p) of the Disclosure Schedule. With respect to each such agreement and to the Knowledge of the
Company: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

                  (q) Notes and Accounts Receivable. To the Knowledge of the Company, all notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible in accordance with their terms at their recorded amounts, subject only to a reserve of Twenty Five Thousand Dollars ($25,000) for bad debts as of March 31, 1998.

                  (r) Powers of Attorney. To the Knowledge of the Company, there are no material outstanding powers of attorney executed on behalf of the Company.

                  (s) Insurance. ss.3(s) of the Disclosure Schedule lists each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which the Company is a party, a named insured, or otherwise the beneficiary of coverage.

                  With respect to each such insurance policy and to the Knowledge of the Company: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither the Company nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof. ss.3(s) of the Disclosure Schedule describes any material self-insurance arrangements affecting the Company. Except as set forth in ss.3(s) of the Disclosure Schedule, the Company has filed no insurance claims since January 1, 1995, the reserve for which is in excess of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** ss. 3(s) of the Disclosure Schedule lists open and pending insurance claims with respect to the policies listed on the Disclosure Schedule (other than medical, prescription drug, vision and dental plans, and life insurance on Arthur Black and David Sansom). With respect to all claims filed under the Company's worker's compensation and employer liability, business auto, directors and officers liability, commercial coverage, life and accidental death and dismemberment, short term disability and group long term disability insurance policies since January 1, 1995, the Disclosure Schedule identifies the date of loss, date of report, amount of claim and nature of such claim.

                  (t) Litigation. ss.3(t) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

                  (u)  Employees.  The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. The Company has not committed any material unfair labor practice. To the Knowledge of the Company no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. To the knowledge of the Company, all terminations of employees effected by the Company since January 1, 1995 were carried out in accordance with state and federal laws. The Company has received no pending or threatened claims from terminated employees of the Company related to their termination. The Company has paid all of its employees in accordance with the requirements of the Fair Labor Standards Act and regulations thereunder.

                  (v)      Employee Benefits.

                      (i) ss.3(v) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes or has any obligation to contribute or has contributed to or has sponsored within the three (3) year period ending on the Closing Date.

                        (A) During the three (3) year period ending on the Closing Date, the Defined Benefit Plan, the 401(k) Plan and all Employee Welfare Benefit Plans (and each related trust, insurance contract, or fund) complied in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws, and the Company has not received any outstanding notice from any governmental agency or authority questioning or challenging such compliance.

                        (B) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to the Defined Benefit Plan, the 401(k) Plan and the trust related to each such plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan and subject to COBRA.

                        (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to the Defined Benefit Plan (or its related trust) and the 401(k) Plan (or its related trust) and all contributions for any period ending on or before the Closing Date which are not yet due will, as of the Closing Date, have been paid to the Defined Benefit Plan and 401(k) Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                        (D) The Defined Benefit Plan and the 401(k) Plan meet the requirements of a "qualified plan" under Code ss.401(a) in form and, during the six (6) year period ending on the Closing Date, each such plan has received a timely favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and the Company is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                        (E) The market value of assets under the Defined Benefit Plan equals or exceeds the present value of accumulated benefits, as of the date of the most recent actuarial valuation report prepared with respect to the Defined Benefit Plan.

                        (F) The Company has delivered to the Buyer correct and complete copies of the plan documents, including amendments, summary plan descriptions and summaries of material modifications, if any, the most recent determination letter received from the Internal Revenue Service, the three most recent Form 5500 Annual Reports, and accountant's opinion, if applicable, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan and all written communications, if any, to employees to the extent the substance of the plan described therein differs materially from other documentation furnished.

                        (G) Within the three (3) year period ending on the Closing Date, there have been no acts or omissions by the Company that have given rise to or may reasonably be expected to give rise to material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which the Company may be liable.

                      (ii) With respect to each Employee Benefit Plan that the Company maintains or has maintained during the three (3) year period ending on the Closing Date or to which it contributes, has contributed, or has been required to contribute during the three (3) year period ending on the Closing
Date:

                        (A) Except as required by the terms of this Agreement, during the three (3) year period ending on the Closing Date, no such Employee Benefit Plan which is an Employee Pension Benefit Plan and which is subject to Title IV of ERISA has been completely or partially terminated or been the subject of a reportable event as to which notices would be required to be filed with the PBGC. During the three (3) year period ending on the Closing Date, no proceeding by the PBGC to terminate any such Employee Pension Benefit Plan which is subject to Title IV of ERISA has been instituted or, to the Knowledge of the Company, threatened.

                        (B) During the three (3) year period ending on the Closing Date, there have been, and are, no prohibited transactions (as defined in ss.406 of ERISA and Code ss.4975) for which no exemption is available with respect to any such Employee Benefit Plan. To the Knowledge of the Company, during the three (3) year period ending on the Closing Date, no Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. During the three (3) year period ending on the Closing Date, no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) has been pending or, to the Knowledge of the Company, threatened.

                      (iii) The Company does not contribute to and is not required to contribute to any Multiemployer Plan and has no Knowledge of any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability (as defined in ERISA ss.4201), under any Multiemployer Plan.

                      (iv) Except as disclosed in ss.3(v) of the Disclosure Schedule, the Company does not maintain or contribute to and is not required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

                  (w) Guaranties. The Company is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

                  (x)      Environment, Health, and Safety Matters.

                      (i) The Company has complied, and the Real Property and the improvements thereon are in compliance, in each case in all material respects, with all, Environmental, Health, and Safety Requirements.

                      (ii) Without limiting the generality of the foregoing, the Company has obtained, has complied, and is in compliance with, in each and in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements (the "Required Permits") for the occupation of its facilities and the operation of its business and each Required Permit is in full force and effect. A list of all such material permits, licenses and other authorizations is set forth in ss.3(x) of the Disclosure Schedule.

                      (iii) The Company has not received  any written  report or other written information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                      (iv) To the Knowledge of the Company, the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Regulated Substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material liability for civil or criminal penalties, response costs, corrective action costs, indemnification, contribution, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., as amended ("CERCLA") or the Solid

Waste Disposal Act, 42 U.S.C. ss.6901 et seq., as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

                      (v) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible party transfer" Environmental, Health, and Safety Requirements.

                      (vi) To the Knowledge of the Company, no facility or site to which the Company and its predecessors, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been nor is being operated in violation of applicable Environmental, Health, and Safety Requirements or pursuant to Environmental, Health, and Safety Requirements is identified or proposed to be identified on any list of contaminated properties or other list of properties which pursuant to Environmental, Health, and Safety Requirements are the subject of an investigation or remediation action by any Person.

                  (y) Certain Business Relationships With the Company. Except as set forth in ss.3(y) of the Disclosure Schedule, none of the officers or directors of the Company, or the Company Shareholders have been involved in any material business arrangement or relationship with the Company within the past twelve (12) months, and none of such persons owns any material asset, tangible or intangible, which is used in the business of the Company.

                  (z)  Operational  Matters.   With  respect  to  the  Company's
operations:

                      (i) Storage Customers are invoiced for special projects, such as purges, special destructions, re-boxing and re-filing programs, only with respect to completed work;

                      (ii) all of its Storage Customers have executed a customer contract in the form previously provided to the Buyer except as set forth in ss. 3(z) of the Disclosure Schedule (which lists customers for which the Company has no written contract, customers for which the Company has only a purchase order, and customer contracts with nonstandard terms and conditions);

                      (iii) no Storage Customers' stored records have been damaged or lost since December 31, 1994, except in instances which would not give rise to a material liability of the Company and are listed in ss. 3(z) of the Disclosure Schedule;

                      (iv) substantially all items received and stored by the Company on behalf of each of the Company's Storage Customers are held in storage by the Company and are locatable and accessible without extraordinary effort except for items withdrawn or destroyed at the respective customer's request;

                      (v) substantially all items received by the Company from Storage Customers (including files for refiling) are logged into the Company's bar-coded computer inventory system or a manual inventory system and placed in a locatable temporary position within **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** business days, and placed on a storage shelf within **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** business days, after receipt at the Company's facilities and can be located through use of such inventory systems; and

                      (vi) the stored items for which Storage Customers are billed exist and, in all material respects, can be accounted for.

                      (vii) the Company's invoices to customers are accurate in all material respects, and the unit rates charged to each Storage Customers are consistent with the Company's contract with such customer, as such contract may have been modified by written correspondence to reflect price adjustments from time to time.

                  (aa) Records. The corporate minute books of the Company contain true and complete copies of the articles of incorporation, as amended, by-laws, as amended, and to the Knowledge of the Company the original minutes of all meetings of directors and shareholders and instruments reflecting all actions taken by the directors or shareholders by written consent without a meeting, from the date of incorporation of the Company to the Effective Time. There are in such records no authorizations or approvals of any presently effective material obligations or agreements on the part of the Company which have not been disclosed by the Company in this Agreement or the Disclosure Schedule. The stock records of the Company contain accurate, true and complete records of the issuance of the Company Shares and, to the Knowledge of the Company, all transfers of Company Shares since the date of their issuance to the extent certificates representing Shares have been tendered to the Company for recordation of transfer.

                  (bb) Disclosure. The representations and warranties contained in this ss.3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.3 not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSACTION SUBSIDIARY.

                  Each of the Buyer and the Transaction Subsidiary represent and warrant to the Company that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ss.4.

                  (a) Organization. Each of the Buyer and the Transaction Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Authorization of Transaction. Each of the Buyer and the Transaction Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Transaction Subsidiary, enforceable in accordance with its terms and conditions.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulations, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Transaction Subsidiary is subject or any provision of the charter of bylaws of either the Buyer or the Transaction Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Transaction Subsidiary is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Hart-Scott-Rodino Act and the Pennsylvania Business Corporation Law, neither the Buyer nor the Transaction Subsidiary needs to give nay notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  (d) Brokers' Fees. Neither the Buyer nor the Transaction Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company Shareholders could become liable or obligated.

         5.       COVENANTS.

                  The Parties agree as follows with respect to the period from and after the execution of this Agreement.

                  (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

                  (b) Notices and Consents. The Parties will give all notices to third parties, and will use their reasonable best efforts to obtain any third party consents, in connection with the matters referred to in ss.3(c) and ss.4(c) above.

                  (c) Regulatory Matters and Approvals. Each of the Parties will give any notices (and will cause each of its Subsidiaries to give any notices) to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(c) and ss.4(c) above.
Without limiting the generality of the foregoing:

                      (i) Shareholders' Meeting. The Company will hold its annual meeting or call a special meeting of the Company Shareholders (the "Shareholders' Meeting"), as soon as reasonably practicable (and in no event will the date of the Shareholders' Meeting be later than June 26, 1998) in order that the Company Shareholders may consider and vote upon the adoption of this Agreement and the approval of the Plan of Merger. The information materials sent to the Company Shareholders will contain the affirmative recommendation of the board of directors of the Company with respect to the Merger and whether the Plan of Merger is in the best interests of the Company and the Company Shareholders; provided, however, that no director or officer of the Company shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith. The Company will use its reasonable best efforts to obtain the approval and adoption of this Agreement and the Plan of Merger by the Company Shareholders.

                      (ii) Hart-Scott-Rodino Act. The Buyer will file the pre-merger notification and all related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain an early termination of the applicable waiting period, will make any further filings pursuant thereto that may be necessary, proper, or advisable. **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**

                  (d) Operation of Business. The Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                      (i) the Company will not authorize or effect any change in its charter or bylaws;

                      (ii) the Company will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                      (iii) the Company will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, and the Company has not paid or declared any dividend since the date of its March, 1998 dividend referred to in ss.3(h)(xi);

                      (iv) the Company will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation, or increase the amount outstanding under any note or loan agreement over the amount outstanding hereunder on December 31, 1997;

                      (v) the Company will not impose any Security Interest upon any of its assets;

                      (vi) the Company will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                      (vii) the Company will not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                      (viii) the Company will not make any capital investments except (i) as contemplated by the Company's 1998 Capital Expenditure Budget included in the Disclosure Schedule, or (ii) with respect to any other proposed capital expenditure or series of related capital expenditures involving the expenditure of more than **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**, without the prior written approval of the Buyer; and

                      (ix) the Company will not commit to any of the foregoing.

                  (e) Full Access. The Company will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Company. Each of the Buyer and the Transaction Subsidiary will treat and hold as such any Confidential Information it receives from the Company in the course of the reviews contemplated by this ss.5(e) as provided in that certain Confidentiality Agreement dated as of November 8, 1996 (the "Confidentiality Agreement"), between the Company and the Buyer, including without limitation, that Buyer will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Company all tangible embodiments (and all copies) thereof which are in its possession.

                  (f) Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. The Company, on the one hand, and the Buyer and the Transaction Subsidiary, on the other hand, shall be entitled to update or correct the information contained in the Disclosure Schedule (or, for the Buyer and the Transaction Subsidiary, to provide information which would be includable in a disclosure schedule), at any time and from time to time prior to the Effective Time and the addition of any such items shall not form the basis of any claim against the Company or the Company Shareholders on the one hand, or the Buyer and the Transaction Subsidiary, on the other hand, including without limitation any claims under ss.10 below. No supplemental disclosure by any Party pursuant to this ss.5(f) which constitutes a material change in information originally presented in this Agreement or the Disclosure Schedule shall constitute a waiver by the Party receiving such disclosure of any condition to such Party's obligation to close the transactions contemplated hereby (including the condition that the other Party's representations and warranties as originally included in this Agreement and in the Disclosure Schedule be true and correct in all material respects on the Closing Date) unless the Party to which such disclosure is made agrees in writing to waive such condition.

                  (g) Exclusivity. The Company will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Company (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Company and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Company shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                  (h) Termination of 401(k) Plan and Defined Benefit Plan. Not later than the day prior to the Closing Date the Company and each current ERISA Affiliate will adopt resolutions effecting the termination of the 401(k) Plan, the Defined Benefit Plan and the Key Employee Restricted Stock Option Plan maintained by the Company. After the closing the Surviving Corporation shall take appropriate steps to complete the termination of the 401(k) Plan, to effectuate a standard termination of the Defined Benefit Plan in accordance with PBGC Reg. ss.4041.21-31, to file a Form 5310, Application for Determination Upon Termination, with the Internal Revenue Service, with respect to both the Defined Benefit Plan and the 401(k) Plan and obtain favorable determination letters with respect to such plans, to distribute assets of the Defined Benefit Plan and the 401(k) Plan to participants and beneficiaries, to file the final Forms 5500 with respect to the Defined Benefit Plan and the 401(k) Plan and to take any other necessary steps, execute any other necessary documents and file any other necessary forms with the appropriate governmental agency in order to effectuate the terminations of such plans. Such actions shall be subject to the following limitations:

                      (i) The Buyer and the Surviving Corporation shall utilize no more than an aggregate of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** of the Benefit Plan Escrow Fund to pay the fees, expenses and charges of attorneys, accountants, actuaries and other third-party professionals related to termination of the plans. If such fees, charges and expenses exceed such amount, they shall be borne solely by the Buyer and the Surviving Corporation.

                      (ii) In purchasing annuity contracts to fund the Surviving Corporation's obligations under the terminated Defined Benefit Plan, the Buyer shall obtain bids or quotations from at least three insurance companies, each of which shall have a "Best's" rating of at least "A", and the Surviving
Corporation shall select the lowest-cost bid which is responsive to the Surviving Corporation's request for proposals.

                      (iii) The Buyer and the Surviving Corporation shall not take any actions to terminate or change the Company's indemnification process presently available to the trustees of the plans.

                  If the assets of the Defined Benefit Plan exceed the cost of purchasing annuities or otherwise funding the termination of the Deferred Benefit Plan, such excess, net of taxes payable in respect of such excess, shall be paid by the Surviving Corporation into the funds held by the Benefit Plan Escrow Agent, pursuant to the Benefit Plan Escrow Agreement; or, if such escrow shall have terminated prior to the date any such excess becomes available, into the funds held by the Post Closing Escrow Agent pursuant to the Post Closing Escrow Agreement, in each case, to be disbursed pursuant thereto. If such excess becomes available after termination of both such escrow agreements, the Surviving Corporation shall pay such excess to the Representatives for distribution to the Company Shareholders.

                  (i) Audit. At the request and expense of the Buyer, the Company shall cause its independent accountants to cooperate with the Buyer and shall assist in the preparation of audited financial statements for the Company. Without limiting the generality of the foregoing, the Company agrees that it will (i) consent to the use of such audited financial statements in any registration statement or other document filed by the Buyer under the Securities Act of 1933 or the Securities Exchange Act of 1934, and (ii) execute and deliver, and cause its officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as the Buyer's independent accountants may reasonably request under the circumstances. Notwithstanding the foregoing, the Parties agree that it shall not be a condition to closing of the Merger that any such audit be completed prior to the Closing Date.

                  (j) Financial Information. As promptly as practicable after the end of each month following the Most Recent Fiscal Quarter End, the Company shall provide to the Buyer a balance sheet of the Company as of the end of each such month and statements of income and expenses of the Company for the month then ended.

                  (k) Shareholder Approvals. As promptly as practicable after the Shareholders' Meeting, the Company shall provide to the Buyer a tabulation of the Company Shares voted by the Company Shareholders in favor of or against this Agreement and the Merger and any shares not voted.

                  (l) Phase I Environmental Assessment. Buyer shall use its reasonable best efforts to cause its environmental consultant to complete, at Buyer's sole cost, the performance of, and deliver to the Company on or before June 17, 1998, a Phase I environmental assessment of the Real Property owned by the Company as described in Section 3(l)(i) of the Disclosure Schedule. Any follow-up additional studies or reviews shall be performed pursuant to a license agreement to be negotiated and agreed upon between the Company and the Buyer.

                  (m) Cure of Existing Violations. The Company shall, at its sole cost and expense, use its reasonable best efforts to cause all Existing Violations to be fully cured, corrected and withdrawn on or before the Closing Date, and shall, in connection with the Closing, and as a further condition precedent to the Buyer's and the Transaction Subsidiary's obligations under this Agreement, present the Buyer and the Transaction Subsidiary with evidence thereof, which evidence shall be satisfactory to the Buyer and the Transaction Subsidiary in all respects. To the extent the Company is unable to fully cure, correct and withdraw all such Existing Violations on or before the Closing Date, David L. Sansom, as representative of the Surviving Corporation, shall use his reasonable best efforts to cure, correct and withdraw all such Existing Violations; provided, however, the costs and expenses incurred in connection therewith shall be paid out of the Post Closing Escrow Fund.

         6.       POST CLOSING COVENANTS.

                  (a) Indemnification of Officers and Directors. The Surviving Corporation agrees to defend, indemnify and hold harmless from all claims all persons who served as directors and officers of the Company prior to the Effective Time in respect of matters for which they would have been entitled to indemnification under any exculpatory or indemnification provisions existing as of the date of this Agreement in the Articles of Incorporation or Bylaws of the Company for the benefit of any individual who served as a director or officer of the Company. The Buyer shall, and does hereby agree to, defend, indemnify and hold harmless the officers and directors of the Company, to the extent they would have been entitled to indemnification under any exculpatory or indemnification provisions existing as of the date of this Agreement in the Articles of Incorporation or Bylaws of the Company, in respect of any occurrences or events related to the Surviving Corporation which occur after the Effective Time.

                  (b) Continuing Obligations. The Buyer shall be responsible for and shall cause the Surviving Corporation to continue all payments, benefits and obligations with respect to the matters set forth in ss.6(b) of the Disclosure Schedule.

                  (c) Costs of  Termination  of  Benefit  Plans.  The  Surviving
Corporation shall be responsible for all steps necessary to terminate the 401(k) Plan and the Defined Benefit Plan after the Closing Date, as set forth in ss.5(h) hereof. If necessary, the Surviving Corporation shall make the Commitment To Make Plan Sufficient, as defined in and required by PBGC Reg. ss.4041.21(b)(1) pursuant to the procedures described in ss.5(h). Costs incurred by the Surviving Corporation in terminating the 401(k) Plan and the Defined Benefit Plan with respect to services provided by any third party and funding such plans (including as a result of the Commitment To Make Plan Sufficient and fees and expenses of outside professional advisers, such as attorneys, accountants and actuaries) shall be reimbursed to the Surviving Corporation from time to time from the Benefit Plan Escrow Fund, subject to the terms of the Benefit Plan Escrow Agreement or, if such amount is insufficient, from the Post-Closing Escrow Fund. If the assets of the Defined Benefit Plan exceed the cost of purchasing annuities or otherwise funding the termination of the Defined Benefit Plan, such excess, net of taxes payable in respect of such excess, shall be paid to the Benefit Plan Escrow Fund, the Post Closing Escrow Fund or the Representatives, as provided in ss.5(h).

         7.       CONDITIONS TO OBLIGATION TO CLOSE.

                  (a) Conditions to Obligation of the Buyer and the Transaction Subsidiary. The obligation of each of the Buyer and the Transaction Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                      (i) this Agreement and the Plan of Merger shall have received the Requisite Shareholder Approval and the number of Dissenting Shares shall not exceed 10% of the number of outstanding Company Shares;

                      (ii) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date;

                      (iii) the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                      (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries, or (D) affect adversely the right of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                      (v) the Company shall have delivered to the Buyer and the Transaction Subsidiary a certificate to the effect that each of the conditions specified above in ss.7(a)(i)-(iv) is satisfied in all respects;

                      (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(c) and ss.4(c) above;

                      (vii) the Buyer and the Transaction Subsidiary shall have received from Thorp, Reed & Armstrong, counsel to the Company, an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to the Buyer and the Transaction Subsidiary, and dated as of the Closing Date;

                      (viii) the Buyer and the Transaction Subsidiary shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than those whom the Buyer shall have specified in writing at least two business days prior to the Closing;

                      (ix) the Post Closing Escrow Agreement shall have been executed by the Post Closing Escrow Agent, the Buyer, the Surviving Corporation and the Representatives, as agents for and representatives of the Company Shareholders;

                      (x) the Benefit Plan Escrow Agreement shall have been executed by the Benefit Plan Escrow Agent, the Buyer, the Surviving Corporation and the Representatives, as agents for and representatives of the Company Shareholders;

                      (xi) the Paying Agent  Agreement  shall have been executed
by  the  Paying   Agent,   the  Buyer,   the  Surviving   Corporation   and  the
Representatives, as agents for and representatives of the Company Shareholders;

                      (xii) David L. Sansom shall have executed an employment agreement with the Surviving Corporation substantially in the form of Exhibit H, and Mr. Sansom's employment agreement dated December 14, 1988, as amended, will have been terminated;

                      (xiii) there shall not have occurred any material adverse change in the business, assets, operations, operating results or cash flow of the Company when compared with the Most Recent Financial Statements;

                      (xiv)  the  Company   shall  have   executed   the  Merger
Documents;

                      (xv) David L. Sansom shall have executed a noncompetition and confidentiality agreement substantially in the form of Exhibit I; and

                      (xvi) the Buyer shall have received a title insurance commitment from Commonwealth Title Insurance Company (the "Title Company") indicating that the Title Company is prepared to issue title insurance insuring the Company's Real Property described in ss.3(l)(i) of the Disclosure Schedule on an ALTA Owner's Policy of Title Insurance (Form B, Amended 10-17-70) with only such exceptions thereto as the Buyer may reasonably accept (with Buyer not required to accept any exceptions for coal, oil, gas or other mineral interests which affect the Real Property) and with such affirmative coverages as the Buyer may reasonably require;

                      (xvii) the Buyer shall have received a Phase I environmental assessment of the Company's Real Property described in ss.3(l)(i) of the Disclosure Schedule which, to the reasonable satisfaction of the Buyer, does not disclose (v) any above-ground or underground storage tanks on the Real Property which are in violation of any Environmental Health and Safety Requirements, (w) any asbestos-containing material in friable or damaged form or condition on the Real Property, (x) any materials containing polychlorinated biphenyls on the Real Property, (y) any landfills, surface impoundments or disposal areas on the Real Property, or (z) any contamination of the Real Property or facilities by any Regulated Substance in a manner that (as to any or all of the foregoing) has given or would give rise to liabilities in excess of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** in the aggregate, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys fees, pursuant to CERCLA or the SWDA or any other Environmental, Health, and Safety Requirements; and, if requested by the Buyer, such further environmental reviews or studies which may be required to respond to issues raised by the Phase I environmental assessment which will be conducted pursuant to a license agreement agreed upon by the Buyer and the Company;

                      (xviii) the Voting Trust Agreement referred to in ss.3(b) shall have been terminated, with no liability on the part of the Company, the Surviving Corporation or the Buyer;

                      (xix) all options to acquire Company Shares under the Key Employee Restricted Stock Option Plan and any other options or similar rights to acquire, or convert securities into, Company Shares shall have been exercised or terminated, and the Key Employee Restricted Stock Option Plan shall have been terminated, with no liability on the part of the Company, the Surviving Corporation or the Buyer;

                      (xx) subject to the provisions of ss. 5(m), the Buyer shall have received evidence that all Existing Violations have been or are in the process of being cured, corrected or withdrawn;

                      (xxi) any supplements or amendments to the Disclosure Schedule between the date of execution of this Agreement and the Closing Date shall be reasonably satisfactory to the Buyer and the Transaction Subsidiary and shall not result in any of the representations and warranties originally made by the Company in this Agreement or in the Disclosure Schedule being untrue or incorrect in any material respect; and

                      (xxii) all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and the Transaction Subsidiary.

                  The Buyer and the Transaction Subsidiary may waive any condition specified in this ss.7(a) if they execute a writing so stating at or prior to the Closing.

                  (b) Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                      (i) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                      (ii) each of the Buyer and the Transaction Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                      (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries, or (D) affect adversely the right of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                      (iv) each of the Buyer and the Transaction Subsidiary shall have delivered to the Company a certificate to the effect that each of the conditions specified above in ss.7(b)(i)-(iii) is satisfied in all respects;

                      (v) this Agreement and the Plan of Merger shall have received the Requisite Shareholder Approval;

                      (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(c) and ss.4(c) above;

                      (vii) the Company shall have received from Garry B. Watzke, General Counsel to the Buyer and the Transaction Subsidiary, an opinion in form and substance as set forth in Exhibit J attached hereto, addressed to the Company, and dated as of the Closing Date;

                      (viii) the Post Closing Escrow Agreement shall have been executed by the Post Closing Escrow Agent, the Buyer, the Surviving Corporation, and the Representatives on behalf of the Company Shareholders, as agents for and representatives of the Company Shareholders;

                      (ix) the Benefit Plan Escrow Agreement shall have been executed by the Benefit Plan Escrow Agent, the Buyer, the Surviving Corporation and the Representatives, as agents for and representatives of the Company Shareholders;

                      (x) the Paying Agent Agreement shall have been executed by the Paying Agent, the Buyer, the Surviving Corporation and the Representatives, as agents for and representatives of the Company Shareholders

                      (xi) the Surviving Corporation shall have executed an employment agreement with David L. Sansom substantially in the form of Exhibit H;

                      (xii) the Surviving Corporation shall have entered into employment agreements, dated as of the Effective Date with Messrs./Ms. Benjamin, Doughty, Mottern,

Nowicki, Kengor, Jacobs and the Company's new customer service manager, which employment agreements will provide for employment for a period of at least one year after the Effective Time (absent good cause for termination), and provide for aggregate compensation, including without limitation, salary, incentive bonuses, and benefits, equal to the aggregate current compensation for each such Person; and

                      (xiii) all actions to be taken by the Buyer and the Transaction Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company.

                  The Company may waive any condition specified in this ss.7(b) if it executes a writing so stating at or prior to the Closing.

         8.       DELIVERIES AND ACTIONS AT CLOSING.

                  At the Closing the parties shall deliver the following documents, instruments and agreements, and shall take the following described actions, all of which shall be deemed part of a single transaction. No part of the described deliveries and actions shall occur unless all shall occur.

                  (a) Deliveries and Actions by the Company. The Company shall deliver or cause to be delivered to the Buyer and the Transaction Subsidiary, or to other persons, as appropriate, the following documents, instruments and agreements, and shall take the following actions:

                      (i) a  copy  of  the  Articles  of  Incorporation  of  the
Company,   certified  by  the  Secretary  of  State  of  the   Commonwealth   of
Pennsylvania;

                      (ii) a subsistence certificate for the Company issued by the appropriate officer of the Commonwealth of Pennsylvania;

                      (iii) a certificate of the Company to the effect that each of the conditions specified in ss.7(a)(i) through (iv) has been satisfied in all material respects;

                      (iv) originals or copies of each consent, authorization and approval referred to in ss.7(a)(vi);

                      (v) the opinion of Thorp Reed & Armstrong referred to in ss.7(a)(vii);

                      (vi)  the   resignations   described   in   ss.7(a)(viii),
effective as of the Closing, of each director and officer of the Company;

                      (vii) originals of the Merger Documents executed by the Company;

                      (viii) the Post Closing Escrow Agreement, executed by the Post Closing Escrow Agent, the Buyer, the Surviving Corporation and the Representatives, as agents for and representatives of the Company Shareholders;

                      (ix) the Benefit Plan Escrow Agreement, executed by the Benefit Plan Escrow Agent, the Buyer, the Surviving Corporation and the Representatives, as agents for and representatives of the Company Shareholders;

                      (x) the Paying Agent Agreement shall have been executed by the Paying Agent, the Buyer, the Surviving Corporation and the Representatives, as agents for and representatives of the Company Shareholders; and

                      (xi) a certificate of the Secretary of the Company certifying as to the Articles of Incorporation and Bylaws of the Company and resolutions adopted by the Board of Directors and Company Shareholders in connection with the transactions contemplated by this Agreement.

                  (b) Deliveries and Actions by the Buyer and the Transaction Subsidiary. The Buyer and the Transaction Subsidiary shall deliver, or cause to be delivered to the Company, or to other persons, as appropriate, the following documents, instruments and agreements, and shall take the following actions:

                      (i) a copy of the Certificate of Incorporation for the Buyer, certified by the Secretary of State of the State of Delaware and the Articles of Incorporation of the Transaction Subsidiary, certified by the Secretary of State of the Commonwealth of Pennsylvania;

                      (ii) a certificate of good standing for the Buyer issued by the Delaware Secretary of State and a subsidence certificate for the Transaction Subsidiary issued by the Secretary of State of the Commonwealth of Pennsylvania;

                      (iii)  certificate of  authorization  for the  Transaction
Subsidiary   issued  by  the   appropriate   officer  of  the   Commonwealth  of
Pennsylvania;

                      (iv) a certificate of the Buyer and the Transaction Subsidiary to the effect that each of the conditions specified in ss.7(b)(i) through (iii) has been satisfied in all material respects;

                      (v) originals or copies of each consent, authorization and approval referred to in ss.7(b)(vi);

                      (vi) a copy of the Paying Agent Agreement, executed by the Buyer and the Paying Agent;

                      (vii) originals of the Merger Documents, executed by the Transaction Subsidiary;

                      (viii) the Post Closing Escrow Agreement, executed by the Post Closing Escrow Agent, the Buyer, the Surviving Corporation and the Representatives, as agents for and representatives of the Company Shareholders;

                      (ix) the Benefit Plan Escrow Agreement, executed by the Benefit Plan Escrow Agent, the Buyer, the Surviving Corporation and by the Representatives, as agents for and representatives of the Company Shareholders;

                      (x) the Paying Agent Agreement shall have been executed by the Paying Agent, the Buyer, the Surviving Corporation and the Representatives, as agents for and representatives of the Company Shareholders;

                      (xi) an opinion of Garry Watzke, General Counsel to the Buyer and the Transaction Subsidiary, referred to in ss.7(b)(vii); and

                      (xii) a certificate of the Secretary of the Buyer and the Transaction Subsidiary certifying as to the resolutions adopted by the Board of Directors of each in connection with the transactions contemplated by this Agreement.

                  (c) Other Actions. The actions described in ss.2(c) will be taken by the Parties.

         9.       TERMINATION.

                  (a) Termination of Agreement. Any of the Parties may terminate this Agreement (whether before or after shareholder approval) as provided below:

                      (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

                      (ii) the Buyer and the Transaction Subsidiary may terminate this Agreement by giving written notice to the Company at any time prior to the Effective Time (A) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer or the Transaction Subsidiary has notified the Company of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before July 15, 1998, by reason of the failure of any condition precedent under ss.7(a) hereof (unless the failure results primarily from the Buyer or the Transaction Subsidiary breaching any representation, warranty, or covenant contained in this Agreement);

                      (iii) the Company may terminate this Agreement by giving written notice to the Buyer and the Transaction Subsidiary at any time prior to the Effective Time (A) in the event the Buyer or the Transaction Subsidiary has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Buyer and the Transaction Subsidiary of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before July 15, 1998, by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement);

                      (iv) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Shareholders' Meeting in the event this Agreement and the Merger fail to receive the Requisite Shareholder Approval.

                  (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party; provided, however, (i) that nothing herein shall relieve any Party from liability for the willful breach of its covenants contained in this Agreement and (ii) that the Confidentiality Agreement and the confidentiality provisions contained in ss.5(e) above shall survive any such termination.

                  (c) Effect of Failure to Terminate. If either Party fails to terminate this Agreement in accordance with the provisions of this ss.9 notwithstanding the existence of an event giving rise to a right of termination as set forth in ss.9(a) or (b) above, such event shall be deemed to have been waived by the Parties and shall not give rise to any Claims by or against the Parties.

         10.      REMEDIES FOR BREACHES OF REPRESENTATIONS AND WARRANTIES.

                  (a) Survival of Representations and Warranties. All of the representations and warranties of the Company, the Buyer and the Transaction Subsidiary contained in this Agreement shall survive the Closing Date hereunder and continue in full force and effect for a period of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** thereafter (the "Survival Period").

                  (b)      Indemnification by Company Shareholders.

                      (i) the  Company  Shareholders,  pursuant  to the terms of this Agreement and the Post Closing Escrow Agreement, severally, and not jointly, shall indemnify the Buyer and the Surviving Corporation from and against any costs, losses or expenses, including attorneys' fees (together, the "Claims") the Buyer or the Surviving Corporation may suffer from and after the Closing Date resulting from, arising out of or caused by any breach by the Company of (A) its representations and warranties contained in ss.3 above, (B) its covenants contained in ss.5 or (C) any excess of the costs of funding the obligations of the Surviving Corporation in respect of the Defined Benefit Plan in excess of the portion of the Benefit Plan Escrow Fund allocated for such purpose; provided that the Company Shareholders shall not have any obligation to indemnify the Buyer or the Surviving Corporation from and against any liability for Claims resulting from, arising out of or caused by any breach described in clauses (A) or (B) of this ss.10(b)(i) until the Buyer or the Surviving Corporation has suffered aggregate Claims by reason of all such breaches in excess of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** (the "Threshold") **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**; and provided further, that the Buyer makes a written claim for indemnification against the Company Shareholders pursuant to the terms of the Post Closing Escrow Agreement within five (5) business days after the end of the Survival Period; and provided further that the Buyer's and the Surviving Corporation's right to indemnification under this ss. 10(b) shall be subject to and limited, to the extent applicable, by each of the other provisions of this ss. 10.

                      (ii) Notwithstanding any provision to the contrary, each Company Shareholder's liability to the Buyer and the Surviving Corporation, whether in respect of the indemnification obligations described in ss.10(b)(i) or otherwise, shall in no event exceed his or her respective interest in the Post Closing Escrow Fund. The Buyer's and the Surviving Corporation's sole and only recourse in respect of any Claims hereunder shall be against the Post Closing Escrow Fund, in the maximum amount thereof as shall exist from time to time, subject to the procedures described in the Post Closing Escrow Agreement.

                  (c) Indemnification by Buyer. The Buyer and the Surviving Corporation shall jointly and severally indemnify the Company Shareholders from and against any Claims that the Company Shareholders may suffer from and after the Closing Date resulting from or arising out of any breach by the Buyer or the Transaction Subsidiary of (A) their representations and warranties contained in ss.4 above or (B) its covenants contained in ss.5 and ss.6 above; provided, that the Buyer and the Surviving Corporation shall not have any obligation to indemnify the Company Shareholders from and against any liability for Claims resulting from, arising out of or caused by any breach described in this ss.10(c) until the Company Shareholders have suffered aggregate Claims by reason of all such breaches in excess of the Threshold **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**; and provided further, that the Company Shareholders make a written claim for indemnification against the Buyer or the Surviving Corporation within five (5) business days after the Survival Period; and provided further, that the Company Shareholders' right to indemnification under this ss.10(c) shall be subject to and limited, to the extent applicable, by each of the other provisions of this ss.10.

                  (d)      Matters Involving Third Parties.

                      (i) If any third party shall notify any Person (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Person (the "Indemnifying Party") under this ss.10, then the Indemnified Party shall promptly notify the Indemnifying Party or its representative, as applicable, thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                      (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any costs, losses and expenses the Indemnified Party may suffer resulting from, arising out of or caused by the Third Party Claim (subject to the limits of liability described in this ss.10),
(B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedent, custom or practice adverse to the continuing business interests of the Indemnified Party, and (D) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                      (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.10(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably); provided, that the Indemnified Party shall consent to any settlement with respect to a Third Party Claim where the settlement involves only the payment of money damages and the amount thereof is fully paid by the Indemnifying Party.

                      (iv) In the event any of the  conditions in ss.10(d) above is or becomes unsatisfied, however: (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the
Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), subject to the limitations of its liability authorized in this ss.10, and (C) the Indemnifying Party will remain responsible for any Claims the Indemnified Party may suffer resulting from, arising out of or caused by the Third Party Claim, subject to the limitations of its liability contained in this ss.10.

                      (v) The Company hereby appoints, and by adopting and approving this Agreement and Plan of Merger the Company Shareholders who are not holders of Dissenting Shares shall irrevocably appoint David L. Sansom, William
D. Sutton and Craig Wolfanger (the "Representatives"), and each of them individually, to act as their agent and attorneys-in-fact, with full power of substitution, to execute the Post Closing Escrow Agreement and the Benefit Plan Escrow Agreement in their name and to take all actions called for by this ss.10 and the Post Closing Escrow Agreement and the Benefit Plan Escrow Agreement on their behalf, all in accordance with the terms of this ss.10 and the Post Closing Escrow Agreement. If any of the Representatives dies or resigns, the remaining Representatives shall appoint a successor.

                      (vi) In the event the Company Shareholders become obligated to indemnify the Buyer or the Surviving Corporation pursuant to ss.10(b)(i) hereof, the Representatives on behalf of the Company Shareholders shall be authorized to utilize the funds in the Post Closing Escrow Fund for the timely payment of any cost of defense incurred in connection with any such Claim.

                  (e) Determination of Adverse Consequences. The amount payable by an Indemnifying Party with respect to any Claim under this ss.10 shall be reduced by the amount of any insurance proceeds and tax benefits received by an Indemnified Party with respect to any insurance or tax claim made with respect thereto. All indemnification payments under this ss.10 shall be deemed adjustments to the Merger Consideration; provided, however, such adjustments shall be subject to the limits of liability set forth in this ss.10 and, with respect to the liability of the Company Shareholders hereunder, shall not exceed the amount of the Post Closing Escrow Fund.

                  (f) Resolution of Disputes. If any matter for which a Party requests indemnification hereunder is disputed by another Party, or if there shall be a dispute concerning the appropriateness of any requested disbursement from the Post Closing Escrow Fund or the Benefit Plan Escrow Fund, and such dispute is not settled within thirty days after either party declares in writing that a dispute exists, the parties shall submit such disputed matter to arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). An arbitration shall be held in
Pittsburgh, Pennsylvania under a single arbitrator who shall be selected according to the Rules.

                      (i) Within fifteen (15) business days after the designation of the arbitrator, the arbitrator, the Buyer and the Representatives shall meet, at which time the Buyer and the Representatives shall submit in writing all disputed issues and a proposed ruling on each such issue.

                      (ii) The arbitrator shall set a date for a hearing, which shall be no later than thirty (30) business days after the submission of written proposals pursuant to clause (i), to discuss each of the issues identified by the Buyer and the Representatives. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

                      (iii) The arbitrator shall use his or her best efforts to rule on each disputed issue within thirty (30) business days after the completion of the hearings described in clause (ii). The arbitrator shall rule in favor of the position of one party or the other in the matter, and shall not "split" or compromise the position of the parties. The determination of the arbitrator to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

                      (iv) The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration. Any fees and expenses payable by the Representatives in connection with an arbitration proceeding shall be payable from the Post Closing Escrow Fund or the Benefit Plan Escrow Fund, as the case may be.

                      (v) Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and shall be final and binding upon the parties.

                  (g) Information Concerning Claims. Any Party which presents a Claim hereunder shall include with such presentation reasonable details and documentation related to such Claim in the claimant's possession.

         11.      MISCELLANEOUS.

                  (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in ss.2 above concerning payment of the Merger Consideration and the provisions in ss.6) will survive the Effective Time except as provided in ss.10.

                  (b) Press Releases and Public Announcements. Prior to the Closing no Party shall issue any press releases or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure (including filings with the Securities and Exchange Commission and any exchange on which its shares are listed) it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party shall advise the other Party prior to making the disclosure and shall cooperate with the other Party as to the contents of such public disclosure).

                  (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in ss.2 above concerning payment of the Merger Consideration are intended for the benefit of the Company Shareholders and (ii) the provisions in ss.6 are intended for the benefit of the individuals specified therein and their respective legal representatives.

                  (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretations of this Agreement.

                  (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the Company:

                           National Underground Storage, Inc.
                           1137 Branchton Road
                           Boyers, Pennsylvania 16020
                           Attention: David L. Sansom, President
                           Telecopier: (724)794-4659

                  Copy to:

                           Thorp Reed & Armstrong
                           One Riverfront Center
                           Pittsburgh, Pennsylvania 15222-4895
                           Attention:  James K. Goldberg, Esq.
                           Telecopier:  (412) 394-2555

                  If to the Buyer or the Transaction Subsidiary:

                           Iron Mountain Records Management, Inc.
                           745 Atlantic Avenue, 10th Floor
                           Boston, Massachusetts 02111-2735
                           Attention: Donald P. Richards, Vice President
                           Telecopier: (617) 350-7881

                  Copy to:

                           Iron Mountain Records Management, Inc.
                           745 Atlantic Avenue, 10th Floor
                           Boston, Massachusetts 02111-2735
                           Attention: Garry B. Watzke, Esq.
                           Telecopier: (617) 350-7881

                  Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail) but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Pennsylvania Business Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, the Buyer and Transaction Subsidiary shall bear and be solely responsible for the filing fees incurred in connection with satisfying the requirements of the Hart-Scott-Rodino Act.

                  (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

                  (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Any matter disclosed on any Exhibit or Schedule referred to herein shall be deemed also to have been disclosed on any other applicable Exhibit or Schedule.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on and as of the date first above written.


Iron Mountain Records Management, Inc.              Iron Mountain/NUS, Inc.


By:  /s/                                            By:  /s/

Name:                                               Name:

Title:                                              Title:

National Underground Storage, Inc.


By:    /s/

Name:

Title: